As filed with the Securities and Exchange Commission on June 4, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Glatfelter Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	23-0628360
(State or other jurisdiction of	(IRS Employer
Incorporation or organization)	Identification Number)

4350 Congress Street, Suite 600
Charlotte, North Carolina 28209
(704) 885-2555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jill L. Urey
Vice President, Deputy General Counsel & Corporate Secretary
Glatfelter Corporation
4350 Congress Street, Suite 600
Charlotte, North Carolina 28209
(704) 885-2555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Lona Nallengara
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common stock, par value $0.01 per share	-	-	-	-
Preferred stock, par value $50 per share	-	-	-	-
Debt securities	-	-	-	-
Warrants(2)	-	-	-	-
Securities purchase contracts(3)	-	-	-	-
Securities purchase units(4)	-	-	-	-
Total			$ 500,000,000(5)	$ 54,550(5)

(1)	This registration statement covers such indeterminate number or amount of shares of common stock, preferred stock, debt securities, warrants, securities purchase contracts and securities purchase units as may be issued and sold, from time to time, by the registrant at indeterminate prices, but with an aggregate initial offering price not to exceed $500,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and shares of preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. This registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder. The securities registered hereunder may be sold separately or as units with other securities registered hereunder. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price are not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. of Form S-3. The securities registered hereunder also include securities that may be purchased by underwriters to cover over-allotments, if any.
(2)	Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for debt securities, preferred stock or common stock registered hereby. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the warrants.
(3)	Securities purchase contracts may be issued separately or as securities purchase units.
(4)	Stock purchase units may consist of a stock purchase contract and debt securities, preferred securities or debt or equity obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase common stock or preferred stock under the stock purchase contracts. Debt purchase units may consist of a debt purchase contract and debt securities, preferred securities or debt or equity obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase debt securities under the debt purchase contracts.
(5)	Calculated pursuant to Rule 457(o) under the Securities Act. The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 4, 2021

PROSPECTUS

$500,000,000

Glatfelter Corporation

Common Stock

Preferred Stock

Debt Securities

Warrants

Securities Purchase Contracts

Securities Purchase Units

We may offer and sell, from time to time, in one or more offerings, common stock, preferred stock, debt securities, warrants, securities purchase contracts and securities purchase units for an aggregate initial offering price up to $500,000,000 in amounts, at prices and on terms that will be determined at the time of any such offering.

We will provide the specific terms of any offering of these securities, together with the terms of the offering, the manner in which the securities may be offered and sold, the public offering price and our net proceeds from the sale thereof, in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and any prospectus supplement, as well as the documents incorporated by reference in this prospectus and any prospectus supplement, before you invest in any of our securities.

Our common stock is listed on the New York Stock Exchange, or “NYSE,” under the symbol “GLT.” On June 3, 2021, the last sales price on the NYSE for our common stock was $14.90. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek the listing of any such securities, the prospectus supplement will identify the exchange or market.

Investing in our securities involves risks. You should review the information included and incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities. Refer to the section entitled “Risk Factors” on page 6 for additional information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may sell securities directly or to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered, including any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the prospectus supplement covering the sale of those securities.

The date of this prospectus is                     , 2021.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	2
WHERE YOU CAN FIND MORE INFORMATION	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	4
OUR COMPANY	5
RISK FACTORS	6
USE OF PROCEEDS	7
DESCRIPTION OF CAPITAL STOCK	8
DESCRIPTION OF DEBT SECURITIES	11
DESCRIPTION OF WARRANTS	14
DESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS	15
PLAN OF DISTRIBUTION	17
LEGAL MATTERS	20
EXPERTS	21

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under the shelf registration process, we may offer and sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus having an aggregate initial offering price of up to $500,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities using this prospectus, we will provide you with a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change the information in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or other offering material. Please carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference in this prospectus and the additional information described below under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement (and the exhibits thereto) of which this prospectus forms a part. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement. We have not authorized any person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus and any applicable prospectus supplement or in any of the documents that are incorporated by reference herein or therein. If anyone provides you with different or inconsistent information, you should not rely on it.

You should assume that the information appearing in this prospectus and any applicable prospectus supplement, as well as the information contained in any document incorporated by reference herein or therein, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless otherwise specified or the context otherwise requires, references to “Glatfelter,” “we,” “our,” “us” and the “Company,” as used in this prospectus or any prospectus supplement, refer to Glatfelter Corporation and subsidiaries.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain documents we file with the SEC. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement, which means that we can disclose important information to you by referring you to those documents. This prospectus is a part of that registration statement. Any information that we reference this way is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) (i) after the date of the registration statement and prior to the effectiveness of the registration statement and (ii) between the date of this prospectus and prior to the termination of the offering under this prospectus, other than information furnished pursuant to Item 2.02 or 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of any Current Report on Form 8-K, unless expressly stated otherwise in such Current Report on Form 8-K. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not included or delivered with this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021 (including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2021 that are specifically incorporated by reference into such Annual Report on Form 10-K);
•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 4, 2021;
•	our Current Reports on Form 8-K filed with the SEC on January 6, 2021, May 6, 2021 and May 14, 2021, respectively; and
•	the description of Glatfelter Corporation’s common stock contained in the Company’s registration statement on Form 8-A filed with the SEC on October 23, 1998 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purposes of updating such description.

Any statement contained herein or in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all of the documents incorporated by reference into this prospectus at no cost, by writing or telephoning us at the following address:

Glatfelter Corporation

4350 Congress Street, Suite 600

Charlotte, NC 28209

Attention: Investor Relations

Telephone: (717) 225-2746

2

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and, as a result, are required to file periodic reports, proxy statements and other information with the SEC. All reports that we file with the SEC, including the registration statement and related exhibits thereto, the periodic reports, the proxy statements and other information we file with the SEC, can be obtained free of charge from the SEC’s website at http://www.sec.gov. In addition, copies of certain information filed by us with the SEC are also available, without charge, on our Investor Relations website located at http://glatfelter.com/investors. Our websites and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, the documents incorporated by reference herein and therein and any other written or oral statements made by us from time to time includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding industry prospects and future consolidated financial position or results of operations, made in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference herein and therein and any other written or oral statements made by us from time to time are forward looking. We use words such as “anticipates”, “believes”, “expects”, “future”, “intends” and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Our actual results may differ significantly from such expectations. This prospectus, any accompanying prospectus supplement, the documents incorporated by reference herein and therein and any other written or oral statements made by us from time to time include forward-looking statements regarding expectations of, among others, environmental costs, capital expenditures and liquidity, all of which are inherently difficult to predict. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations.

The following important factors, among others, could cause our results to differ from any results that might be projected, forecasted or estimated in any such forward-looking statements: (i) risks associated with the impact of the COVID-19 pandemic including global and regional economic conditions, changes in demand for our products, interruptions in our global supply chain, ability to continue production by our facilities, credit conditions of our customers or suppliers, or potential legal actions that could arise due to our operations during the pandemic; (ii) variations in demand for our products including the impact of unplanned market-related downtime, variations in product pricing, or product substitution; (iii) the impact of competition, changes in industry production capacity, including the construction of new facilities or new machines, the closing of facilities and incremental changes due to capital expenditures or productivity increases; (iv) risks associated with our international operations, including local economic and political environments and fluctuations in currency exchange rates; (v) geopolitical matters, including any impact to our operations from events in Russia, Ukraine and Philippines; (vi) our ability to develop new, high value-added products; (vii) changes in the price or availability of raw materials we use, particularly woodpulp, pulp substitutes, synthetic pulp, other specialty fibers and abaca fiber; (viii) changes in energy-related prices and commodity raw materials with an energy component; (ix) the impact of unplanned production interruption at our facilities or at any of our key suppliers; (x) disruptions in production and/or increased costs due to labor disputes; (xi) the gain or loss of significant customers and/or on-going viability of such customers; (xii) the impact of war and terrorism; (xiii) the impact of unfavorable outcomes of audits by various state, federal or international tax authorities or changes in pre-tax income and its impact on the valuation of deferred taxes; (xiv) enactment of adverse state, federal or foreign tax or other legislation or changes in government legislation, policy or regulation; (xv) our ability to finance, consummate and integrate acquisitions; (xvi) those factors listed under Item 1A. “Risk Factors” included in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings that we have filed or may file with the SEC. Any one or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements contained or incorporated by reference in this prospectus ultimately prove to be accurate. You should refer to the “Risk Factors” section of this prospectus and to the Company’s periodic and current reports we file with the SEC for information regarding the additional factors that have impacted or may impact our business and operations.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, unless we are required to do so under applicable securities laws.

4

OUR COMPANY

Glatfelter is a leading global supplier of engineered materials.  Our high-quality, innovative, and customizable solutions are found in tea and single-serve coffee filtration, personal hygiene as well as in many diverse packaging, home improvement and industrial applications. We have customers in over 100 countries. We own and operate twelve manufacturing facilities located in the United States, Canada, Germany, France, the United Kingdom, and the Philippines. Our facilities have a combined production capacity of approximately 298,000 metric tons of composite fibers and airlaid materials used in a wide array of applications. In addition, we operate sales and distribution offices in Europe, Russia, Italy, China, and the United States.

Glatfelter has undergone a strategic transformation focused on becoming a leading engineered materials company accelerating growth through innovation and sustainability. The transformation includes unlocking value through the realignment of our product portfolio, investing in strategic growth opportunities, delivering shareholder distributions, and creating financial capacity for strategic flexibility. Our portfolio now consists of leading positions serving markets growing at or above gross domestic product rates, a predictable cash flow profile, and significantly improved adjusted earnings before interest, taxes, depreciation, and amortization.

We manage our business and make investment decisions under a functional operating model with two distinct reporting segments: Composite Fibers and Airlaid Materials. These segments serve growing global customers and markets providing innovative and customizable solutions, ultimately delivering high-quality engineered materials. As a leading global supplier of engineered materials for consumer and industrial applications, we partner with leading consumer product companies and other market leaders to provide innovative solutions delivering outstanding performance to meet market requirements. Over the past several years, we have divested non-strategic assets and made investments to increase production capacity and improve our technical capabilities to ensure we are best positioned to serve the market demands and grow our sales. We are committed to growing with our key markets and will make appropriate investments to support our customers and satisfy market demands.

Our corporate offices are located at 4350 Congress Street, Suite 600, Charlotte, NC, 28209. Our telephone number is (717) 850-0170. Our website address is www.glatfelter.com.

5

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors listed under Item 1A. “Risk Factors” included in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings that we have filed or may file with the SEC and are incorporated by reference herein. You should also consider all other information contained in and incorporated by reference in this prospectus or any applicable prospectus supplement before making an investment decision. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

6

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the offered securities for general corporate purposes, which may include, among other things, repayment of long-term and short-term debt, financing of possible future acquisitions, capital expenditures and working capital. Net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purposes.

7

DESCRIPTION OF CAPITAL STOCK

We are incorporated in the Commonwealth of Pennsylvania and the rights of our shareholders are generally covered by our Amended and Restated Articles of Incorporation (the “Articles”), our Amended and Restated By-laws (the “By-laws”) and the applicable provisions of the Pennsylvania Business Corporation Law (“PBCL”).

This description of our capital stock is qualified by, and should be read in conjunction with, the Articles and the By-laws, both of which are incorporated by reference as exhibits into the registration statement to which this prospectus is a part, as well as the applicable provisions of the PBCL. This description of our capital stock updates and supersedes the description included as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Authorized Capital Stock

Our authorized capital stock consists of 120,000,000 shares of common stock, par value $0.01 per share, and 40,000 shares of preferred stock, par value $50.00 per share. All outstanding shares of common stock are fully paid and non-assessable.

Description of Common Stock

Voting Rights. Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders, except each shareholder has cumulative voting rights for electing directors. Therefore, each shareholder is entitled to cast as many votes in the election of directors as is equal to the number of shares of common stock held by such shareholder on the record date, multiplied by the number of directors to be elected.

Dividends and Other Distributions. The holders of our common stock are entitled to receive dividends and other distributions as may be declared by our Board of Directors (the “Board”), subject to the preferential rights of any outstanding preferred stock.

Liquidation Rights. In the event of our liquidation, the holders of our common stock will be entitled to share ratably in any assets remaining after payment of all debts and other liabilities, subject to the preferential rights of any outstanding preferred stock.

Other Rights. Holders of common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

The Board may, without shareholder approval, issue up to 40,000 shares of preferred stock in one or more series and, subject to the PBCL, may fix the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any series of preferred stock, including, without limitation:

•	Designation of such series;
•	Dividend rates;
•	Redemption prices, terms and conditions;
•	Amounts payable upon voluntary or involuntary liquidation;
•	Voting rights;
•	Conversion rights; and
•	Sinking fund and stock purchase prices, terms and conditions.

The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of our common stock and could adversely affect the rights and powers, including voting powers, of holders of shares of our common stock. The Articles designate 7,000 shares of 4½% cumulative preferred stock and 21,000 shares of 4 5/8% cumulative preferred stock, none of which are outstanding, which series have certain rights and preferences that are greater than the rights of our common stock.

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Certain Provisions of Our Articles and By-laws

Certain provisions our Articles and By-laws may make it more difficult for third parties to acquire control of us. These provisions, described below, are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of the Company to first negotiate with the Board.

“Blank Check” Preferred Stock. The Board is authorized by the Articles to designate and issue, without shareholder approval, preferred stock with rights and preferences as the Board may determine. This ability to issue what is commonly referred to as “blank check” preferred stock, or rights to acquire such preferred stock, may have the effect of delaying, deferring or preventing a change in control of our Company or an unsolicited acquisition proposal.

Calling of Special Meetings. The By-laws provide that special meetings of the shareholders may only be called by the Board, the Chairman of the Board, the Chief Executive Officer or the President.

Authority to Fill Board of Directors Vacancies. The By-laws provide that in the case of any vacancy in the Board by death, resignation or for any other cause, including an increase in the number of directors, the Board may fill the vacancy by choosing a director to serve until the next annual meeting of shareholders and until his or her successor has been selected and qualified or until his or her earlier death, resignation or removal.

Requirements for Advance Notification of Stockholder Nominations and Proposals. The By-laws establish advance notice procedures with respect to the proposal of business by a shareholder to be considered at an annual meeting of shareholders and the nomination by a shareholder of candidates for election as directors.

Anti-Takeover Statutes

We are governed by a set of interrelated provisions of the PBCL which are designed to support the validity of actions taken by the Board in response to takeover bids. These provisions may have the effect of making more difficult and thereby discouraging attempts to acquire control of our Company in a transaction that the Board determines not to be in the best interests of our Company.

Transactions with Interested Shareholders. We are subject to Section 2538 of Subchapter D of Chapter 25 of the PBCL which requires certain transactions with an “interested shareholder” to be approved by a majority of disinterested shareholders. Section 2538 defines “interested shareholder” generally to include any shareholder who is a party to the transaction or who is treated differently than other shareholders of the Company, together with anyone acting in concert with such interested shareholder.

Fair Value Acquisitions Statute. We are subject to Subchapter E of Chapter 25 of the PBCL which requires a person, or group of persons acting in concert, who acquires 20% or more of the voting shares of a publicly traded corporation to offer to purchase the shares of any other shareholder at “fair value” (determined as provided in Section 2547 of the PBCL).

Affiliated Transactions Statute. We are subject to Subchapter F of Chapter 25 of the PBCL which effectively prohibits business combinations involving our Company and an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless either the business combination or the interested shareholder’s acquisition of 20% of the outstanding voting stock is approved by the Board, in each case, prior to the date on which the shareholder first became an interested shareholder, or the business combination is approved by a specified vote of shareholders. “Interested shareholder” is defined generally as any beneficial owner of at least 20% of our outstanding voting stock. Under certain circumstances, Subchapter F of Chapter 25 of the PBCL makes it more difficult for an interested shareholder to effect various business combinations with us.

9

Control-Share Acquisitions. Our By-Laws explicitly provide that Subchapter G of Chapter 25 of the PBCL (relating to control-share acquisitions) shall not be applicable to the Company.

Disgorgement. Our By-Laws explicitly provide that Subchapter H of Chapter 25 of the PBCL (relating to disgorgement by certain controlling shareholders following attempts to acquire control) shall not be applicable to the Company.

Limitation of Liability; Indemnification

The By-laws contain certain provisions permitted under the PBCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages for any action taken or any failure to take action unless such director has breached or failed to perform the duties of his or her office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The By-laws also provide that we must indemnify our directors and officers to the fullest extent permitted by the PBCL. In addition, the By-laws provide that expenses actually and reasonably incurred by a director or officer in defending a legal proceeding must be paid in advance by us prior to final disposition of the proceeding upon an undertaking by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that such person is not entitled to be indemnified by us.

Listing of Common Stock

Our common stock is traded on the New York Stock Exchange under the ticker symbol “GLT”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.

10

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue from time to time in the form of one or more series of debt securities. We may offer secured or unsecured debt securities which may be senior or subordinated and which may be convertible. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus. In this “Description of Debt Securities,” unless otherwise indicated, “we,” “our,” “the Company” and similar words refer to Glatfelter Corporation and not any of its subsidiaries.

The debt securities will be issued under one or more indentures to be entered into between us and one or more trustees. References herein to the “indenture” and the “trustee” refer to the applicable indenture and the applicable trustee pursuant to which any particular series of debt securities is issued. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.” We may issue senior, subordinated and convertible debt securities under the same indenture.

The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the applicable form of indenture and the applicable form of certificate evidencing the debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in any applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture), which provisions, including defined terms, are incorporated by reference in this prospectus.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally junior to all existing and future indebtedness incurred by our subsidiaries. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;
•	the date or dates on which the principal amount of the debt securities will mature;
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•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;
•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;
•	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;
•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;
•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;
•	if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;
•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;
•	the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;
•	the name of the trustee for each series of notes and the location of the corporate trust office of the applicable trustee under the indenture for such series of notes;
•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;
•	if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;
•	the designation of the original currency determination agent, if any;
•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;
•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;
•	if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;
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•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;
•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;
•	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;
•	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;
•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;
•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;
•	whether the debt securities will be convertible and the terms of any conversion provisions;
•	whether the debt securities will provide for restrictions on the Company’s ability to declare dividends or require the Company to maintain any asset ratio or to create or maintain reserves;
•	any terms relating to the modification of the debt securities or the right of the debt security holders;
•	the forms of the debt securities; and
•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants and events of default for any issuance or series of debt securities in the applicable prospectus supplement. We will also identify the trustee in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt securities, shares of our common stock or shares of our preferred stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities offered. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the designation, number and terms of the debt securities, shares of common stock or shares of preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•	the exercise price of the warrants;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued;
•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants; and
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

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DESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS

Stock Purchase Contracts and Stock Purchase Units

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The stock purchase contracts may be issued separately or as a part of units (“stock purchase units”), consisting of a stock purchase contract and debt securities, preferred securities or debt or equity obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. Any one or more of the above securities, common stock or the stock purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of shares deliverable by such holders under stock purchase contracts requiring the holders to sell common stock or preferred stock to us.

Debt Purchase Contracts and Debt Purchase Units

We may issue debt purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of debt at a future date or dates. The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts.

The debt purchase contracts may be issued separately or as a part of units (“debt purchase units”), consisting of a debt purchase contract and debt securities, preferred securities or debt or equity obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase debt securities under the debt purchase contracts. The debt purchase contracts may require us to make periodic payments to holders of the debt purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The debt purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original debt purchase contract. Any one or more of the above securities, common stock or the debt purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell the debt securities under the debt purchase contracts. The debt purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral treasury securities with a principal amount at maturity equal to the collateral so released or the maximum aggregate principal amount of debt securities deliverable by such holders under debt purchase contracts requiring the holders to sell debt securities to us.

The applicable prospectus supplement will describe the terms of any securities purchase contracts or securities purchase units and, if applicable, prepaid securities purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the securities purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the securities purchase contracts or securities purchase units. Material United States federal income tax considerations applicable to the securities purchase units and the securities purchase contracts will also be discussed in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We may offer and sell the applicable securities covered by this prospectus from time to time in one or more transactions, including, without limitation:

•	directly to one or more purchasers;
•	through agents;
•	to or through underwriters, brokers or dealers; or
•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus include, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.

We may also enter into hedging or other derivative transactions with respect to the securities. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of shares of common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;
•	sell securities short and re-deliver such shares to close out our short positions;
•	enter into option or other types of transactions that require us to deliver shares of common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares of common stock under this prospectus; or
•	loan or pledge the shares of common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;
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•	the public offering price or purchase price of the securities and the net proceeds, if any, to be received from the sale by us;
•	any delayed delivery arrangements;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. One or more firms, referred to as “remarketing firms,” may also offer or sell the securities if the prospectus supplement so indicates in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

The underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

We may agree to indemnify any underwriters, dealers, agents and remarketing firms against, or contribute to any payments the underwriters, dealers, agents or remarketing firms may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, agents and remarketing firms and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase any offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

Unless otherwise indicated in the applicable prospectus supplement and other than our common stock, all securities we offer using this prospectus will be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary trading market for any of the securities will ever develop or, if one develops, that it will be maintained or provide any significant liquidity.

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If a prospectus supplement so indicates, underwriters, agents or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market.

We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

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LEGAL MATTERS

The validity of the securities offered hereby other than the common stock and the preferred stock will be passed upon for us by Shearman & Sterling LLP, New York, New York. The validity of the common stock and the preferred stock will be passed upon for us by Ballard Spahr LLP, Philadelphia, Pennsylvania. The validity of the securities offered hereby and certain other matters for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

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EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Glatfelter Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby. All amounts are estimates except for the SEC registration fee.

SEC registration fee		$54,550
NYSE listing fee	$	*
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Trustee and transfer agent fees and expenses	$	*
Miscellaneous	$	*
Total:	$	*

*	These expenses will be calculated based on the number of issuances and the amount of securities offered and, accordingly, cannot be estimated at this time. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in the connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 1746 of the Pennsylvania Business Corporation Law of 1988, as amended (“PBCL”), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance of such indemnification. Our By-laws substantively provide that we will indemnify our officers, directors, employees and agents to the fullest extent provided by Section 1746 of the PBCL.

Section 1713 of the PBCL permits a Pennsylvania corporation, by so providing in its By-laws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to Federal, state or local law. Our By-laws eliminate the personal liability of the directors to the fullest extent permitted by Section 1713 of the PBCL.

As permitted by the PBCL, our By-laws provide that directors will not be personally liable, as such, for monetary damages for any action taken unless the director has breached or failed to perform the duties of a director under the PBCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation of personal liability does not apply to any responsibility or liability pursuant to any criminal statute, or any liability for the payment of taxes pursuant to Federal, state or local law. The By-laws also include provisions for indemnification of our directors and officers to the fullest extent permitted by the PBCL. In addition, the Company has entered into separate indemnification agreements with its directors and officers which require the Company to indemnify each of such officers and directors to the fullest extent permitted by the Pennsylvania Business Corporation Law against certain liabilities which may arise by reason of their status as directors and officers. The indemnification agreements also provide that the Company must advance all expenses incurred by the indemnified person in connection with any proceeding, provided the indemnified person undertakes to repay the advanced amounts if it is determined ultimately that the indemnified person is not entitled to be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 16. Exhibits.

The exhibits to this registration statement are listed on the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

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EXHIBIT INDEX

Exhibit Numbers		Description
1.1	*	Form of Underwriting Agreement
3.1		Articles of Amendment to Articles of Incorporation, effective October 1, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on October 1, 2020).
3.2		Articles of Incorporation, as amended through December 20, 2007 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K filed on February 26, 2020).
3.3		Amended and Restated By-Laws of Glatfelter Corporation, as amended, dated May 6, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on May 6, 2021).
4.1		Specimen Common Stock Certificate (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form S-8 (File No. 033-54409) of the registrant filed on July 1, 1994)
4.2	*	Form of Certificate of Designation of Preferred Stock, including specimen certificate (relating to the preferred stock registered hereby)
4.3		Form of Indenture (relating to the debt securities registered hereby)
4.4	*	Form of Warrant Agreement (including form of warrant certificate)
4.5	*	Form of Securities Purchase Contract Agreement (including form of securities purchase contract, if any)
4.6	*	Form of Securities Purchase Unit Agreement (including form of securities purchase unit, if any)
5.1		Opinion of Shearman & Sterling LLP
5.2		Opinion of Ballard Spahr LLP
23.1		Consent of Deloitte & Touche LLP
23.2		Consent of Shearman & Sterling LLP (included in Exhibit 5.1)
23.3		Consent of Ballard Spahr LLP (included in Exhibit 5.2)
24.1		Powers of Attorney (included in signature page to this registration statement)
25.1	**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended (to be filed prior to any issuance of Debt Securities)

*	To the extent applicable, to be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on June 4, 2021.

GLATFELTER CORPORATION

By:	/s/ Samuel L. Hillard

Samuel L. Hillard
Chief Financial Officer

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POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Samuel L. Hillard, David C. Elder and Ramesh Shettigar, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Dante C. Parrini
Dante C. Parrini	Chief Executive Officer and Chairman	June 4, 2021
(Principal Executive Officer)
/s/ Samuel L. Hillard
Samuel L. Hillard	Chief Financial Officer and Executive Vice President	June 4, 2021
(Principal Financial Officer)

/s/ David C. Elder
David C. Elder	Chief Accounting Officer and Vice President	June 4, 2021
(Principal Accounting Officer)
/s/ Bruce Brown
Bruce Brown	Director	June 4, 2021
/s/ Kathleen A. Dahlberg
Kathleen A. Dahlberg	Director	June 4, 2021
/s/ Kevin M. Fogarty
Kevin M. Fogarty	Director	June 4, 2021
/s/ Marie T. Gallagher
Marie T. Gallagher	Director	June 4, 2021
/s/ Darrel Hackett
Darrel Hackett	Director	June 4, 2021
/s/ Robert Hall
J. Robert Hall	Director	June 4, 2021
/s/ Lee C. Stewart
Lee C. Stewart	Director	June 4, 2021

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